UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008 (October 1, 2008)

QNECTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland
(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

A. Amended Shareholders’ Agreement.

On October 21, 2008, the Company received the fully executed copy of an Amended Shareholders' Agreement (the "Shareholders' Agreement") among Qnective, Inc. (the “Company”), Mobil Media Holding AG ("Mobil Media"), Oswald Ortiz, Tan Siekmann, and Stefan Schraps (collectively, the "MMH Shareholders"), Qporter, Inc., a Nevada corporation (together with its subsidiaries "Qporter"), Capella IV LLC, a Nevis corporation (“Capella”), and Connwards Management, Inc., a Belize corporation (“Connwards”) effective as of October 1, 2008. The Shareholders' Agreement terminated the original Shareholders' Agreement dated February 12, 2007, among Mobil Media, Qnective, and Qporter (the “Original Agreement”).

Pursuant to the Shareholders' Agreement the parties agreed as follows:

1. Capella agreed to make a capital contribution to the Company of 30,550,000 shares (the “Capella Shares”) of common stock, $.001 par value per share of the Company (the “Common Stock”) for aggregate consideration of $1.00, and the Company agreed to hold the Capella Shares as treasury shares;

2. The MMH Shareholders, in their capacity as the beneficial owners pursuant to a nominee agreement between Mobil Media, as nominee and the MMH Shareholders of 1,250,000 shares of the common stock of Qporter (the “Qporter Stock”), representing 50% of the issued and outstanding shares of the Qporter Stock, agreed to exchange their Qporter Stock, for 30,550,000 shares of Common Stock of the Company (the “Share Exchange Transaction”) representing approximately 51% of the outstanding shares of Common Stock of the Company as of October 1, 2008. Under the terms of the Share Exchange Transaction, Mr. Ortiz, the Company’s President, Chief Executive Officer, and a director of the Company received 14,511,250 shares of Common Stock (representing 24.5% of the issued and outstanding shares of Common Stock after giving effect to the transactions contemplated by the Shareholders’ Agreement); Mr. Siekmann also received 14,511,250 shares of Common Stock; and Mr. Schraps received 1,527,500 shares of Common Stock;

3. Connwards acknowledged the issuance of 1,250,000 shares of Common Stock to evidence its prior $2,500,000 equity investment in the Company at a price of $2.00 per share; and

4. Connwards prior loan to the Company of $1,800,000 was converted into 900,000 shares of Common Stock at a conversion price of $2.00 per share.

The Company, through its subsidiary, Qporter, is engaged in the business of researching, designing, marketing and developing telecommunications services and software. The operations and assets of Qporter represent the entire business and operations of the Company. As a result of the Share Exchange Transaction, the Company acquired 1,250,000 shares of Qporter Stock, representing the balance of the 50% equity interest in Qporter not previously owned by the Company. Upon consummation of the Share Exchange Transaction, effective October 1, 2008, Qporter became a wholly owned subsidiary of the Company.

As noted in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (the “Annual Report”), prior to the consummation of the Share Exchange Transaction, the Company’s sole asset was its 50% equity interest in Qporter. For accounting purposes, Qnective's interest in its 50%-owned subsidiary had been accounted for as a joint venture using the equity method of accounting as discussed in Note 5 to the financial statements included in the Annual Report. After giving effect to the Share Exchange Transaction, the Company will consolidate the operations of Qporter together with the Company effective as of October 1, 2008.

No underwriting discounts or commissions were paid in connection with the issuance and sale of the shares of Common Stock pursuant to the Shareholders’ Agreement. The issuance of the shares of Common Stock is exempt from registration under Regulation S (“Regulation S”) promulgated under the Securities Exchange Act of 1934, as amended, because the shares of Common Stock were transferred and sold in offshore transactions, to non-U.S. persons, and the transfers and sales were negotiated and consummated outside of the United States. The Company does not intend to engage in a distribution in the United States of the Common Stock transferred and sold in connection with the Shareholders' Agreement.

B. Modification Agreement.

On October 21, 2008, the Company received a fully executed copy of a Modification Agreement (the “Modification Agreement”) dated as of October 1, 2008, among the Company, Qporter, Mobil Media and Safe-Com Gmbh & Co. ("Safe-com") wherein the parties acknowledged and agreed that there were several errors made in: (i) the Software Development Agreement dated January 18, 2007 between Qporter and Safe-com (the "Software Development Agreement"), (ii) the Technology Transfer Agreement dated January 2, 2007, between the Company and Mobil Media (the "Technology Transfer Agreement"), and (iii) the Original Agreement.

Pursuant to the Modification Agreement the parties agreed to: (i) amend the Software Development agreement to state that the correct party is Mobil Media, as nominee, instead of Safe-Com; (ii) amend the Original Agreement to state that the correct party is Mobil Media, as nominee; and (iii) evidence the transfer of the Software (as defined in the Software Development Agreement) and provide for a reversion of the transfer to a license if Qnective does not exercise its option to purchase Mobil Media's interest in Qporter (solely in its capacity as nominee for the MMH Shareholders) before December 31, 2008; and (iv) acknowledge that the XMS Technology described in the Technology Transfer Agreement was transferred to Qporter on February 12, 2007.

C. Voting Agreement.

In connection with the execution of the Shareholders’ Agreement, each of the MMH Shareholders entered into a Voting Agreement (the “Voting Agreement”) with the Company dated as of October 1, 2008 and received by the Company on October 21, 2008.

Pursuant to the terms of the Voting Agreement each of the MMH Shareholders agrees to vote his shares of Common Stock: (i) for a slate of nominees for election to the Board of Directors as decided by Oswald Ortiz during the term of the Agreement, (ii) in favor of a sale of all or substantially all of the Company’s assets (an “Approved Sale”), if such Approved Sale is approved by Oswald Ortiz, and (iii) as otherwise directed by Oswald Ortiz on any other matter submitted to a vote of the shareholders of the Company.

The Agreement will terminate on the earlier to occur of: (i) a firmly underwritten public offering, (ii) October 1, 2018, (iii) an Approved Sale, or (iv) upon the agreement of the MMH Shareholders to terminate the Agreement.

D. Change of Control.

As a result of the consummation of the Share Exchange Transaction and the transactions contemplated by the Shareholders’ Agreement, Mr. Oswald Ortiz, the Company’s Chief Executive Officer, President, and a director of the Company acquired 14,511,250 shares of Common Stock, representing 24.5% of the issued and outstanding shares of Common Stock.

In addition, as a result of the execution of the Voting Agreement, Mr. Ortiz, is deemed to have voting control over 30,550,000 shares of Common Stock, representing approximately 51% of the issued and outstanding shares of Common Stock after giving effect to the transactions contemplated by the Shareholders’ Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01 above.

Item 2.01  Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 5.01 Change in Control of Registrant.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item are not being filed herewith. To the extent financial statements are required by this item, they will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial statements required by this Item are not being filed herewith. To the extent pro forma financial statements are required by this item, they will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
9.1	Voting Agreement dated as of October 1, 2008.

10.1	Amended Shareholders’ Agreement dated as of October 1, 2008.

10.2	Modification Agreement dated as of October 1, 2008, including the following:

Exhibit A - Technology Transfer Agreement between Qnective, Inc. and Media Holding AG entered into January 3, 2007
Exhibit B - Software Development Agreement between Qporter, Inc. and Safe-com GmbH & Co. KG, dated January 18, 2007
Exhibit C - Shareholders Agreement by and among Mobil Media Holdings AG, Qnective, Inc, and Qporter Inc. dated February 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QNECTIVE, INC.

Date: October 31, 2008	By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer and President